As filed with the Securities and Exchange Commission on October 13, 1999
                                                       Registration No. 33-62374

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         SPS TRANSACTION SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                                              36-3798295
   (State of incorporation)                                   (I.R.S. Employer
                                                             Identification No.)
                 2500 Lake Cook Road, Riverwoods, Illinois 60015
                    (Address of principal executive offices)

                        MORGAN STANLEY DEAN WITTER & CO.
            (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                                              36-3145972
   (State of incorporation)                                   (I.R.S. Employer
                                                             Identification No.)

                     1585 Broadway, New York, New York 10036
                    (Address of principal executive offices)

                    SPS TRANSACTION SERVICES, INC. START PLAN
                   (SAVING TODAY AFFORDS RETIREMENT TOMORROW)
              (FORMERLY KNOWN AS THE SPS TRANSACTION SERVICES, INC.
                      EMPLOYEE RETIREMENT INVESTMENT PLAN)
                            (Full title of the plan)


      Michael J. Hartigan, Esq.                                                     Michael H. Stone, Esq.
             Secretary                                                  Executive Vice President, Interim Acting Chief
  SPS Transaction Services, Inc.                                                 Legal Officer and Secretary
       2500 Lake Cook Road                                                     Morgan Stanley Dean Witter & Co.
    Riverwoods, Illinois 60015                                                         1585 Broadway
         (847) 405-0900                                                           New York, New York 10036
                                                                                        (212) 761-4000
(Name, address and telephone number of agent for service        (Name, address and telephone number of agent for service for
   for SPS Transaction Services, Inc. and the plan)                            Morgan Stanley Dean Witter & Co.)

                                   Copies to:

                            Joseph W. Armbrust, Esq.
                                Brown & Wood LLP
                             One World Trade Center
                               New York, NY 10048

     This Post-Effective Amendment No. 1 is being filed to deregister all remaining shares of Common Stock, par value $.01 per share ("Common Stock"), of Morgan Stanley Dean Witter & Co., a Delaware corporation (the "Co-Registrant"), originally registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8, Registration No. 33-62374, filed with the Commission on May 19, 1993, with respect to the SPS Transaction Services, Inc. START Plan (Saving Today Affords Retirement Tomorrow) (formerly known as the SPS Transaction Services, Inc. Employee Retirement Investment Plan). The shares of Common Stock of SPS Transaction Services, Inc. also registered on Form S-8, Registration No. 33-62374, were previously exhausted.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Riverwoods, State of Illinois, on this 13th day of October, 1999.

                                     SPS TRANSACTION SERVICES, INC.

                                     By:  /s/ MICHAEL J. HARTIGAN
                                        ----------------------------------------
                                        Name:   Michael J. Hartigan
                                        Title:  Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on this 13th day of October, 1999.

SIGNATURE                             TITLE
---------                             ------

 THOMAS C. SCHNEIDER*                 Chairman of the Board, President and Chief
-------------------------------       Financial Officer (Principal Executive,
Thomas C. Schneider                   Financial and Accounting Officer)

 PHILIP J. PURCELL*                   Director
-------------------------------
Philip J. Purcell



*By: /s/ MICHAEL J. HARTIGAN
     --------------------------
     Michael J. Hartigan, as Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Co-registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 13th day of October, 1999.

                                               MORGAN STANLEY DEAN WITTER & CO.


                                               By: /s/ PHILIP J. PURCELL
                                                  ------------------------------
                                                   Philip J. Purcell
                                                   Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on this 13th day of October, 1999.

SIGNATURE                                       TITLE
---------                                       ------

 /s/ PHILIP J. PURCELL                          Chairman of the Board and Chief
------------------------------------            Executive Officer
Philip J. Purcell

 /s/ JOHN J. MACK                               President, Chief Operating
------------------------------------            Officer and Director
John J. Mack

 /s/ ROBERT G. SCOTT                            Executive Vice President and
------------------------------------            Chief Financial Officer
Robert G. Scott                                 (Principal Financial Officer)

 /s/ JOANNE PACE                                Controller
------------------------------------            (Principal Accounting Officer)
Joanne Pace

 /s/ ROBERT P. BAUMAN                           Director
------------------------------------
Robert P. Bauman

 /s/ EDWARD A. BRENNAN                          Director
------------------------------------
Edward A. Brennan

 /s/ DIANA D. BROOKS                            Director
------------------------------------
Diana D. Brooks

 /s/ DANIEL B. BURKE                            Director
------------------------------------
Daniel B. Burke

 /s/ C. ROBERT KIDDER                           Director
------------------------------------
C. Robert Kidder

 /s/ CHARLES F. KNIGHT                          Director
------------------------------------
Charles F. Knight

 /s/ MILES L. MARSH                             Director
------------------------------------
Miles L. Marsh

 /s/ MICHAEL A. MILES                           Director
------------------------------------
Michael A. Miles

 /s/ ALLEN E. MURRAY                            Director
------------------------------------
Allen E. Murray

 /s/ CLARENCE B. ROGERS, JR.                    Director
------------------------------------
Clarence B. Rogers, Jr.

 /s/ LAURA D'ANDREA TYSON                       Director
------------------------------------
Laura D'Andrea Tyson

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the SPS Transaction Services, Inc. START Plan (Saving Today Affords Retirement Tomorrow) (formerly known as the SPS Transaction Services, Inc. Employee Retirement Investment Plan) has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the Village of Riverwoods, State of Illinois, on this 13th day of October, 1999.

                                    SPS Transaction Services, Inc. START Plan
                                    (Saving Today Affords Retirement Tomorrow)
                                    (formerly known as SPS Transaction Services,
                                    Inc. Employee Retirement Investment Plan)

                                    By: SPS Transaction Services, Inc.
                                        Plan Administrator


                                    By:  /s/ MICHAEL J. HARTIGAN
                                       -----------------------------------------
                                       Name:   Michael J. Hartigan
                                       Title:  Secretary